SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE 1933 ACT OR ARE EXEMPT FROM SUCH REGISTRATION. THESE SECRUITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITES ACT OF 1933, AS AMENDED.

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as the "Agreement") is entered into as of this 28th day of April, 2005, by and among Most Home Corp. (hereinafter referred to as "MHC"), Executive Wireless Inc. (hereinafter referred to as "EWI"), Goalgetting Inc. and Michael Grabham (together hereinafter referred to as the "Principal Shareholders") and the undersigned Securityholders of EWI (hereinafter referred to as "Securityholders").

WITNESSETH

WHEREAS EWI is a Canadian corporation with authorized capital stock of an unlimited number of common shares without par value of which a total of 3,667,890 are issued and outstanding and 25,000 are issuable pursuant to outstanding warrants (collectively, the "EWI Securities");

AND WHEREAS MHC is a Nevada corporation; with authorized capital stock of 250,000,000 common shares with a par value of US$0.001 per share and 100,000,000 preferred shares with a par value of US$0.001 per share of which a total of 20,953,416 common shares are outstanding excluding 1,871,559 shares of common stock issuable upon the conversion of 1,871,559 Series A Preferred shares; and, 8,750,000 preferred shares are authorized consisting of 3,500,000 Series A preferred shares, 3,500,000 Series B preferred shares and 1,750,000 Series C preferred shares, of which 1,871,559 preferred shares are issued and outstanding;

AND WHEREAS, MHC desires to purchase from Securityholders the EWI Securities owned by Securityholders in exchange for 300,000 common shares of MHC (the "MHC Shares");

AND WHEREAS, it is the intention of Securityholders to exchange the EWI Securities held by Securityholders for MHC Shares (the "Share Exchange"), on the terms and conditions set forth herein; and

AND WHEREAS, it is the intention of MHC, EWI and Securityholders that the transactions contemplated hereby constitute a tax-free "reorganization" as defined under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that all the terms and provisions of this Agreement be interpreted, construed and enforced to effectuate this intent.

NOW THEREFORE in consideration of the foregoing and the mutual covenants, promises, representations and warranties contained herein, the parties hereto agree as follows:

Article I

EXCHANGE

1.1 Exchange of Securities of EWI. On the Closing Date as defined in section 9.1 hereof in accordance with the provisions of this Agreement and applicable law, Securityholders shall sell and MHC shall purchase all of the EWI Securities owned by Securityholders.

1.2 Cancellation of Options, other Convertible Securities. On the Closing Date, the Securityholders shall deliver any agreements, certificates, documents evidencing ownership of stock options, warrants, preferred shares, other convertible securities, and any other security or security interest in the share capital of EWI issued by EWI to the Securityholders other than the common shares of EWI registered in the name of the Securityholders, to MHC duly endorsed for transfer and/or cancellation, or any other means of demonstrating that the Securityholders have surrendered all rights and claims to such interest in the convertible securities of EWI.

1.3 Assignment of EWI Securities. MHC may assign the EWI Securities to a subsidiary of MHC and/or structure the acquisition of EWI in order to maximize tax benefits or minimize the tax consequences of the acquisition of EWI. EWI and the Securityholders agree to cooperate fully with MHC in any such corporate structuring, including making tax elections and filing documents with the applicable authorities. The parties intend that the proposed Share Exchange will qualify as a tax-free reorganization, and that the proposed Share Exchange will be accounted for as a purchase.

1.4 Fractional Shares. Securityholders acknowledge and agree that the MHC Shares they are to receive in exchange for their EWI Securities will be rounded down to the nearest whole MHC Share if the calculated and proportional MHC Shares (expressed as a decimal number) to be received is equal to a one-tenth decimal number that is less than one-half of the whole number of MHC Shares.

Article II

CONSIDERATION

2.1 Exchange. Securityholders and MHC agree that all of the EWI Securities owned by Securityholders shall be exchanged with MHC for the MHC Shares in accordance with Schedule "A" attached hereto. Such securities shall be issued in certificates in such denominations, amounts and names as may be requested by Securityholders.

2.2 Investment Intent. Securityholders represent and warrant that each is acquiring said securities for investment purposes only and not with a view towards resale or redistribution in violation of state and federal securities laws. The Securityholder agrees not to sell the MHC Shares except in compliance with the Securities Act of 1933 (the "1933 Act"). The Securityholder further acknowledges that the Securityholder has had an opportunity to ask questions of, and receive answers from duly designated representatives of EWI concerning terms and conditions of this Agreement. The Securityholder acknowledges that it has been afforded an opportunity to examine such documents and other information which the Securityholder has requested for the purpose of verifying the information given to the Securityholder. The Securityholder acknowledges that it is a sophisticated investor having such knowledge and experience and other business matters so as to be able to protect its interest in connection with this transaction, is capable of bearing the economic risks of an investment in the MHC Shares and fully understands the speculative nature of the MHC Shares and the possibility of loss. The Securityholder also agrees that in order to ensure that the Securityholder resells the MHC Shares in compliance with all applicable U.S. federal and state securities laws, MHC may issue stop transfer instructions to the transfer agent regarding the MHC Shares.

2.3 Restricted MHC Shares. Securityholders further acknowledge that the MHC Shares and any other securities being issued have not been registered under the 1933 Act and are "restricted securities" as that term is defined in Rule 144 promulgated thereunder and must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. The certificates evidencing the MHC Shares shall contain a legend to the foregoing effect. Securityholders also acknowledge that the MHC Shares are subject to the securities laws of British Columbia and subject to an indefinite hold period and any resale must comply with applicable securities laws. The MHC Shares and the certificates issued to the Securityholders will bear one or more legends in substantially the following forms:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE 1933 ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT."

And:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THAT DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY."

And

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED STOCK" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO THE EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY."

2.4 Delivery. Securityholders agree that a signed copy of Schedule "A" shall operate as a valid instrument of transfer with respect to the intended transfer of EWI Securities hereunder.

2.5 Piggyback Registration Rights. If MHC proposes to register any of its common stock under Form SB-2 (the "Registration Statement") of the 1933 Act, MHC shall cause to be included in the Registration Statement all of the MHC Shares to the extent such inclusion does not violate the registration rights of any other security holder of MHC granted prior to the date hereof. Nothing herein shall prevent MHC from withdrawing or abandoning the Registration Statement prior to its effectiveness. In the event that the Registration Statement is for a primary underwritten offering, the managing underwriter thereof shall be entitled to effect customary underwriter cutbacks, but only if inclusion of the full amount of the MHC Shares would have a materially adverse effect on such underwriting.

Article III

REPRESENTATIONS AND WARRANTIES OF MHC

MHC represents and warrants to Securityholders, as representations and warranties that are true and correct as of the date hereof (unless otherwise specified) and that will be true on the Closing Date, as follows:

3.1 Organization. MHC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

3.2 Capitalization. As of the Closing Date, the authorized capital stock of MHC shall consist of 250,000,000 common shares with a par value of US$0.001 per share and 100,000,000 preferred shares with a par value of US$0.001 per share of which a total of 20,953,416 common shares are outstanding excluding 1,871,559 shares of common stock issuable upon the conversion of 1,871,559 Series A Preferred shares; and, 8,750,000 preferred shares are authorized consisting of 3,500,000 Series A preferred shares, 3,500,000 Series B preferred shares and 1,750,000 Series C preferred shares, of which 1,871,559 Series A preferred shares are issued and outstanding. The 20,953,416 common shares and 1,871,559 Series A preferred shares are validly issued, fully paid and non-assessable.

3.3 Authorization. MHC has the power to enter into this Agreement, and this Agreement, when duly executed and delivered, will constitute the valid and binding obligation of MHC. Other than approval by the Board of Directors of MHC, no proceedings are necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of MHC enforceable in accordance with its terms.

3.4 Effect of Agreement. The execution and delivery by MHC of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute any default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of MHC, or any material agreement or instrument to which MHC is a party or by which it is bound or is subject; (ii) nor will it give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of MHC.

Article IV

REPRESENTATIONS AND WARRANTIES OF EWI AND THE PRINCIPAL SHAREHOLDER

EWI and each of the Principal Shareholders (and unless stated otherwise, reference to EWI includes the subsidiaries of EWI) represent and warrant to MHC, as representations and warranties that are true and correct as of the date hereof (unless otherwise specified) and that will be true on the Closing Date, as follows:

4.1 Organization. EWI and its subsidiary are corporations duly incorporated, validly existing and, at the closing, in good standing under their respective laws of jurisdiction of incorporation, have the corporate power and authority to own or lease their properties and to carry on business as now being conducted. EWI owns 100% of the issued and outstanding share capital of its subsidiary 4041593 Canada Inc. (dissolved on August 12, 2003) and Executive Wireless Inc., a Nevada corporation ("EWI Nevada").

4.2 Capitalization. The authorized capital of EWI consists of an unlimited number of common shares without par value of which 3,667,890 are issued and outstanding and 25,000 are issuable pursuant to outstanding warrants. The 3,667,890 common shares are validly issued, fully paid and non-assessable. Except for the 25,000 warrants, none of the share capital of EWI is reserved for the issuance of additional securities from treasury. The authorized capital of EWI Nevada consists of 110,000,000 shares of which 100,000,000 shares are for common stock, with a par value of US$0.001 per share, and 10,000,000 shares are for preferred stock, with a par value of US$0.001 per share of which 100 common shares are issued and outstanding and no preferred shares are outstanding. The 100 common shares are validly issued, fully paid and non-assessable.

4.3 No Convertible Securities. Other than 25,000 warrants, there are no other outstanding options, warrants, rights, commitments or agreements of any kind relating to the issuance of any shares in the capital of EWI or other equity or convertible security of EWI to any person. EWI Nevada does not have any securities, debt instruments, or other rights which are convertible or exchangeable into the securities of EWI.

4.4 Authority. EWI has the full power and authority to enter into this Agreement and to carry out its obligations hereunder. Other than approval by the Board of Directors, no proceedings on the part of Securityholders are necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of EWI enforceable in accordance with its terms.

4.5 Financial Statements. EWI has furnished to MHC audited financial statements as of the year ended January 31, 2003, and unaudited financial statements as of the years ended January 31, 2004 and January 31, 2005 (the "EWI Financial Statements") and the statements contain no material errors. The EWI Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles.

4.6 Changes in Financial Condition. From February 1, 2005, to the Closing Date, there has been no material change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of EWI from that set forth or reflected in the EWI Financial Statements, other than changes in the ordinary course of business, none of which have been, either in any case or in the aggregate, materially adverse. For the purpose of this section, "materially adverse" will include any such adverse event affecting the value of the business of EWI, assets, properties or future prospects of EWI by $5,000 or more.

4.7 Title to Properties. Except as set forth in Schedule "I" attached hereto, EWI has good and marketable title to all of its properties, interests in properties and assets, real and personal, including those reflected in the EWI Financial Statements or acquired since the date of the EWI Financial Statements, free and clear of all mortgages, pledges, liens, title retention agreements, encumbrances or charges of any kind or character whatever and none of EWI's assets or properties are in the possession of or under the control of any other person. Except as disclosed in Schedule "I", the assets currently owned by EWI constitute all assets necessary to carry on the business of EWI as it is currently conducted. Except as disclosed in Schedule "I", no other person owns any assets which are being used in the business of EWI. Except as disclosed in Schedule "I", there are no agreements or commitments to purchase property or assets by EWI, other than in the ordinary course of the business of EWI.

4.8 Equipment. Schedule "C" contains an accurate description of all equipment, machinery, furniture, motor vehicles, and other physical personal property of EWI in respect of which EWI holds an interest. All such interests held by EWI are free and clear of all liens, charges and encumbrances of any nature and kind whatsoever, except as set forth in Schedule "C".

4.9 Liabilities. On the Closing Date, net total liabilities (i.e. liabilities minus accounts receivables) of EWI do not exceed USD$221,333.51 and total liabilities include liabilities that are accrued, absolute, contingent or otherwise. The liabilities set forth in Schedule "G" and Schedule "H" are included in the net liabilities of the unaudited financial statements for the year ended January 31, 2005, which net liabilities do not exceed USD$221,333,51. Except to the extent reflected or reserved against in the EWI Financial Statements or incurred subsequent to the date thereof in the ordinary and usual course of the business of EWI, EWI does not have any outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise).

4.10 Guarantees. EWI has not guaranteed the debts of Securityholders or assisted the Securityholders in any manner whatsoever with respect to providing any financial assistance to Securityholders. EWI has not given any guarantees with respect to the obligations of any other person; or, any indemnities, or incurred any contingent or indirect obligations, with respect to the obligation of any other person (including any obligation to service the debt of or otherwise acquire any obligation of another person or to supply funds to, or otherwise maintain, any working capital or other balance sheet condition of an other person.

4.11 Indebtedness to Securityholders. Except as set forth in Schedule H, EWI is not indebted to Securityholders or any directors, officers, or employees of EWI and its subsidiary or any affiliate or associate of any of them, on any account whatsoever.

4.12 Intellectual Property.

(a) In this section 4.12, the following words and phrases shall have the meanings set forth after each:

    "Copyrights" means all copyrights associated with the Technology, including all those copyrights, registered copyrights and copyright registration applications described in Schedule "B", as amended from time to time;

    "Intellectual Property" means the Patents, the Trademarks, the Copyrights, the Technology, all industrial designs, all trade secrets and confidential information, and all intellectual property and proprietary rights whatsoever pertaining to any of them;

    "Patents" means all patents and patent applications associated with the Technology, including all those described in Schedule "B", as amended from time to time, and all patents issued pursuant to such applications;

    "Technology" means any EWI products or services and includes, without limitation, any device, product, service, software, application or equipment that uses web services and which then communicates with a real estate listings database to extract the relevant real-time listing data for that specified area and deliver data to wireless handheld devices; and

    "Trademarks" means all trademarks associated with the Technology, including all those trademarks, trademark registrations and trademark registration application described in Schedule "B", as amended from time to time;

(b) Schedule "B" sets forth:

    a true and complete list of all Intellectual Property owned by EWI and its subsidiary specifying the owner thereof and, with respect to each Patent, Patent application, registered Trademark, Trademark registration application, registered Copyright, Copyright registration application and each other registration or application to register Intellectual Property, the registration or application number thereof, the jurisdiction by or in which such item has been issued or registered or in which an application therefor has been filed, if any, the date of such issuance, registration or application, and the expiration date thereof;

    a true and complete list of all Intellectual Property licensed to EWI and its subsidiary (other than "off the shelf" software obtained for less than $5,000 individually), specifying with respect to such item, the licensor thereof, the licensee thereof, and a general description of the license, including the expiration date and royalty payment rates thereunder, whether the license is exclusive or non-exclusive, the subject matter, territory and term of the license and whether the license is assignable and permits sublicenses;

    a true and complete list of all Intellectual Property licensed by EWI and its subsidiary to third parties, specifying with respect to each such item, the owner thereof, the licensee thereof and a general description of the license, including the expiration date and royalty payment rates thereunder, whether the license is exclusive or non-exclusive, the subject matter, territory and term of the license and whether the license is assignable and permits sublicenses; and

    a true statement of the current intentions of EWI with respect to the future development of Intellectual Property, whether by research, development, acquisition or otherwise, including without limitation, the filings, in any jurisdiction, of any additional Patent applications, Trademark registration applications, Copyright registration applications or other applications for registration of Intellectual Property rights and with respect to the filing, in any jurisdiction, of any amendments to any Patent, Patent applications, registered Trademark, Trademark registration application, Copyright registrations, Copyright registration applications or registrations or applications to register any other Intellectual Property rights.

(c) Schedule "B" sets forth a true statement of the material risks associated with the Intellectual Property including, without limitation, any material risks relating to ownership, chain of title, use, registrations, validity, infringement of Intellectual Property by third parties, infringement of the intellectual property of others by EWI and the subsidiary, and disclosure and use of trade secrets and confidential information of EWI and the subsidiary.

(d) EWI owns and has good and valid title to, or is a party to enforceable and non-revocable license agreements granting to EWI the right to the use and exploitation of, and to grant sublicenses with respect to, free from liens and restrictions, Intellectual Property which is currently used in, or is necessary or desirable for the present and planned future conduct of the business of EWI.

(e) Except as set forth in Schedule "B"

    none of the present or contemplated products, services or operations of EWI, or the Intellectual Property, or EWI's use of the Intellectual Property, infringes or otherwise violates, or will then infringe or otherwise violate, any patents, trademarks, copyrights, mask works, industrial designs, trade secrets, obligations of confidentiality or other intellectual property rights owned or held by any other person; and

    there is no pending or threatened claim, demand, litigation, investigation, arbitration or other proceeding against or affecting EWI contesting the right of EWI or EWI's licensees to manufacture, distribute, use or sell any product or service or to engage in any such operations, or to use or otherwise exploit any Intellectual Property, and EWI has no knowledge of any grounds on which any such claim, demand, litigation, investigation, arbitration or other proceeding could reasonably be made or brought against EWI.

(f) Except as set forth in Schedule "B", the Patents and all other registrations for Intellectual Property identified on such Schedule are valid and in full force and effect, all fees or other payments in relation to them have been paid, all applications to register Intellectual Property are pending and in good standing, all fees or other payments in relation to them have been paid, and are all without challenge of any kind. The Intellectual Property owned by EWI is valid and enforceable in all material respects.

(g) All Intellectual Property licensed to EWI is owned by the licensors of such Intellectual Property, and is valid and enforceable in all material respects. Except as set forth in Schedule "B", EWI has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property, and there is no valid basis for any such action.

(h) All algorithms, designs, drawings, specifications, source code, object code, documentation, flow charts, diagrams and other Technology identified on Schedule "B" as owned by EWI were written, developed and created solely and exclusively by the persons identified in Schedule "B". Each of such persons has assigned any right, title or interest such person might otherwise have in the Intellectual Property identified on Schedule "B" as owned by EWI pursuant to a valid and enforceable agreement listed on Schedule "B".

(i) The products and services of EWI and the Technology have at all times been treated as containing trade secrets, have at all times been the subject of best efforts by EWI to protect material trade secrets, and EWI has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secret status. EWI has at all times used its best efforts to protect the confidentiality of all of its other confidential and proprietary information and that of third parties that is or has been in its possession.

(j) Each person who is or has in the past been an employee of EWI or its subsidiaries or who is rendering or has in the past rendered services to or on behalf of EWI or its subsidiaries has executed and delivered to EWI agreements containing confidentiality and ownership clauses. Such agreements constitute valid and binding obligations of such persons, enforceable in accordance with their respective terms.

(k) Schedule "B" sets forth a true and complete list of all persons to whom the Intellectual Property has been disclosed and a general description of the extent of the disclosure, specifies whether or not the disclosure was made under a written obligation of confidentiality, and describes the document which contains the obligation of confidentiality.

(l) Except for the fees payable by EWI pursuant to any license agreements described in Schedule "B", no royalty or other fees are required to be paid by EWI or its subsidiaries to any person in respect of the ownership, use or other exploitation of any of the Intellectual Property.

(m) Except as set forth in Schedule "B", EWI has the exclusive right to use all of the Intellectual Property, and EWI has not granted any license or other right to any other person, directly or indirectly, in respect of any Intellectual Property.

(n) Except as set forth in Schedule "B", there are no restrictions on the ability of EWI which do or could adversely affect the rights of EWI to own, use and exploit the Intellectual Property.

(o) Except as set forth in Schedule "B", the rights of EWI in the Intellectual Property will not be impaired or affected in any way by the transactions contemplated in this Agreement.

(p) The conduct of EWI does not presently include any activity which might constitute passing off.

(q) Except as disclosed in Schedule "B", no person has any option or similar right to acquire or use any right, title or interest in or to any of the Intellectual Property.

(r) EWI has provided to MHC with true and complete copies of:

    all Patents, Patent applications and all other registrations or applications for registration of Intellectual Property identified on Schedule "B" as owned by EWI (together with any correspondence with the applicable government office responsible for such registration or application);

    all license agreements and other documents referred to in Schedule "B"; and

    all opinions and audits in the possession or control of EWI or its counsel relating to the Intellectual Property identified as owned by EWI in Schedule "B".

4.13 Contracts/Other Rights. Schedule "E" represents a true and complete list and description of all material contracts and licenses entered into by EWI (the "Contracts"), including any contracts, licenses by and between EWI and Securityholders, between them and with others. Each of the agreements, contract, commitments, leases, plans and other instruments, documents and undertakings to be supplied is valid and enforceable in accordance with its terms. EWI is not in default of the performance, observance or fulfillment of any material obligations, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed in writing at the time of delivery, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of EWI, contains any contractual requirement with which there is a likelihood EWI will be unable to comply. Except as set forth in the other Schedules of this Agreement and the contracts and agreements listed in Schedule "E", EWI is not a party to or bound by any material contract or commitment, whether oral or written. EWI is not aware of any intention on the part of any of the other parties thereto to terminate or materially alter any material contracts or agreements listed in Schedule "E" or in any other Schedule of this Agreement.

4.14 Mobility Contract. The EWI agreement with Bell Mobility and Sasktel does not have any change of control provisions or any other rights that would prevent MHC, through EWI, from obtaining the benefits of the Bell Mobility contract.

4.15 Competition. Except as set forth in the Contracts described in section 4.13 above, neither EWI, nor any officer or director of EWI has any material direct or indirect financial or economic interest in any related industry entity or in any competition or customer of EWI or a subsidiary of EWI.

4.16 Effect of Agreement. The execution and delivery by EWI and Securityholders of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of EWI, or any material agreement or instrument to which EWI or Securityholders are a party or by which they are bound or are subject; (ii) nor will it give to rise to any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of EWI.

4.17 Personal Property. All of the property, assets and equipment owned by or used by EWI is in good repair, well maintained, and in good and satisfactory operating condition consistent with their age, free from any known defects, except such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations and such property, assets, and equipment which is owned by EWI is valued on the EWI Financial Statements at original purchase price less reasonable depreciation consistently applied in accordance with generally accepted accounting principles.

4.18 Litigation; Claims. EWI and the Principal Shareholders are not parties to, and there are not any claims, actions, suits, investigations or proceedings pending or threatened against EWI or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of EWI or the ability of EWI to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgement, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

4.19 Taxes and Reports. EWI has (i) filed all tax returns required to be filed by any jurisdiction, domestic or foreign, to which it is or has been subject, (ii) either paid in full all taxes due and taxes claimed to be due by each jurisdiction, and any interest and penalties with respect thereto, and (iii) adequately reflected as liabilities on its books, all taxes that have accrued for any period to and including the Closing Date. No state of facts exists or has existed which would constitute grounds for the assessment of any taxes with respect to the periods which have not been audited by Canada Revenue Agency or any other taxing authority. There are no outstanding tax elections, or agreements or waivers extending the statutory period of limitation, applicable to any federal or state return for taxes of EWI for any period. All amounts required to be withheld by EWI from their employees' salaries or wages and to be paid to any governmental authority pursuant to any statute have been withheld and paid. EWI has duly filed in a timely manner all Workers' Compensation Board returns and other reports and information required to be filed with all applicable governmental authorities and all such returns and reports were completed correctly in all respects.

4.20 Tax Losses. On the Closing Date, EWI has tax loss carryforwards of at least CDN$2,000,000, subject to restrictions under the Income Tax Act (Canada) and the final disposition of any reassessments by the Canada Revenue Agency.

4.21 Canadian Controlled Private Corporation. EWI is a "Canadian controlled private corporation" within the meaning of such term under the Income Tax Act of Canada.

4.22 Compliance with Laws and Regulations. EWI has complied with, and is not in violation of any federal, state, local or foreign statute, law, rule or regulation with respect to the conduct of EWI's businesses, which violation might have a material adverse effect on the business or financial condition of EWI.

4.23 Finders. EWI is not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

4.24 Leases. Schedule "D" represents a true and complete list and description of all leases of real property and equipment by and between EWI and the lessees. Each of said leases are valid and enforceable in accordance with its terms. All leasehold interests of EWI are free and clear of all liens, charges and encumbrances of any nature and kind whatsoever, except as set out in Schedule "D".

4.25 Employees. Schedule "F" sets forth the names and titles of all of the employees of EWI and all personnel employed or engaged in the business of EWI, including all consultants that are currently working on the software and intellectual property of EWI and who have worked on the software and intellectual property of EWI in the past and present together with particulars, benefits and positions held. All employees have been paid all salaries, wages, income and any other sum due and owing to them by EWI as at the end of the most recent completed pay period. EWI is not aware of any employment conflict with any of the employees which might reasonably be expected to have a materially adverse effect on the operations of EWI.

4.26 Absence of Unusual Transactions. Since January 31, 2005, EWI has not:

    transferred, assigned, sold or otherwise disposed of any of the assets shown in the EWI Financial Statements, including the intellectual property of EWI, or cancelled any debts or claims except in each case in the ordinary and usual course of the business of EWI;

    incurred or assumed any obligation or liability (fixed or contingent), excpet unsecured current obligations and liabilities incurred in the ordinary course of the business of EWI;

    issued or sold any shares in its capital or any warrants, bonds, debentures or other corporate securities or issued, granted or delivered any right, option or other commitment for the issuance of any such or other securities;

    discharged or satisfied any lien or encumbrance, or paid any obligation or liability (fixed or contingent), other than current liabilities or the current portion of long term liabilities disclosed in the EWI Financial Statements or current liabilities incurred since the date thereof in the ordinary and usual course of the business of EWI;

    declared or made, or committed itself to make, any payment or any dividend or other distribution in respect of any of its shares or purchased or redeemed any of its shares;

    consolidated, subdivided, changed or reclassified any of its shares or otherwise altered its capital;

    suffered an operating loss or any material extraordinary loss or entered into any material commitment or transaction not in the ordinary and usual course of the business of EWI;

    waived or surrendered any right of substantial value;

    made any gift of money or of any property or assets to any person;

    purchased or sold any assets other than those set forth in Schedule "C";

    amended or changed or taken any action to amend or change its constating documents;

    increased or agreed to increase the pay of, or paid or agreed to pay any pension, bonus, share of profits or other similar benefit to any director, employee or officer or former director, employee or officer of EWI or its subsidiary;

    made payments of any kind to or on behalf of the Principal Shareholders or associate of the Principal Shareholders or directors of EWI or under any management agreement with EWI save and except business related expenses and salaries in the ordinary and usual course of the business of EWI and at the regular rates payable to them;

    mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible; or

    authorized or agreed or otherwise become committed to do any of the foregoing.

4.27 Absence of Approvals Required. No authorization, approval, order, license, permit or consent of any governmental authority, contractual party or court, and no registration, declaration or filing by EWI or the Principal Shareholder with any such governmental authority, contractual party or court is required in order for EWI and the Principal Shareholder:

    to incur the obligations expressed to be incurred by EWI and the Principal Shareholder pursuant to this Agreement;

    to execute and deliver all of the documents and instruments to be delivered by EWI and the Principal Shareholder pursuant to this Agreement;

    to duly perform and observe the terms and provisions of this Agreement; and

    to render this Agreement legal, valid, binding and enforceable in accordance with its terms.

4.28 Permits. EWI holds all permits which are necessary or desirable in connection with the conduct and operation of the business and the ownership or leasing by EWI of its assets. The conduct and operation of the business as now owned, leased, conducted or operated is not in breach of or in default under any term or condition of any permits, all of which are in good standing. No notice of breach or default or defect in respect of the terms and conditions of any of the permits has been received by EWI and EWI is not aware of any matters which could give rise to such notice.

4.29 Nature of Representation. EWI and the Principal Shareholders have taken reasonable care to ensure that all disclosures and facts are true and accurate and that there are no other material facts, the omission of which would make misleading any statement herein. Further, no representation, warranty or agreement made by EWI or the Principal Shareholders in this Agreement or any of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.

4.30 Reliance. EWI and the Principal Shareholders acknowledge and agree that MHC has entered into this Agreement relying on the representations and warranties and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of MHC and that no information which is now known or should be known or which may hereafter become known to MHC or its officers, directors or professional advisers shall limit or extinguish the right to indemnification under Article X hereof.

Article V

REPRESENTATIONS AND WARRANTIES OF SECURITYHOLDERS

Each Securityholder represents and warrants to MHC as follows:

5.1 Authority. Securityholder has the full power and authority to enter into this Agreement and to carry out its obligations hereunder. Other than approval by the Board of Directors if the Securityholder is a corporation, no proceedings on the part of Securityholder is necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of Securityholder enforceable in accordance with its terms.

5.2 No Option to Acquire Shares. No person has or will have any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right, privilege or entitlement (whether by Law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase from the Securityholder of any of the EWI Securities.

5.3 Title to Shares. Securityholder owns and has good and marketable title to its shares of EWI described in Schedule "A" and is the legal and beneficial owner thereof free of all liens, claims, charges, options and encumbrances whatsoever.

5.4 Guarantees. EWI has not guaranteed the debts of Securityholder or assisted the Securityholder in any manner whatsoever with respect to providing any financial assistance to Securityholder.

5.5. Indebtedness to Securityholders. Except as set forth in Schedule "H," EWI or its subsidiary is not indebted to Securityholder or any affiliate or associate of the Securityholder, on any account whatsoever.

5.6 Competition. The Securityholder does not have any material direct or indirect financial or economic interest in any related industry entity or in any competition or customer of EWI.

5.7 Litigation; Claims. The Securityholders is not a party to, and Securityholder has no claims, actions, suits, investigations or proceedings pending or threatened against EWI or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of EWI or the ability of EWI to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgement, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

5.8 Finders. The Securityholder is not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

5.9 Nature of Representation. Securityholder has taken reasonable care to ensure that all disclosures and facts are true and accurate and that there are no other material facts, the omission of which would make misleading any statement herein. Further, no representation, warranty or agreement made by Securityholder in this Agreement or any of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.

5.10 Reliance. Securityholder acknowledges and agrees that MHC has entered into this Agreement relying on the representations and warranties and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of MHC and that no information which is now known or should be known or which may hereafter become known to MHC or its officers, directors or professional advisers shall limit or extinguish the right to indemnification under Article X hereof.

Article VI

ACCESS TO INFORMATION

6.1 Access to Information. EWI and Securityholders shall afford representatives of MHC reasonable access to officers, personnel, and professional representatives of EWI and such of the financial, contractual and corporate records of EWI as shall be reasonably necessary for MHC's investigations, appraisal and due diligence review of EWI.

6.2 Effect of Investigations. Any such investigation by MHC of EWI shall not affect any of the representations and warranties hereunder and shall not be conducted in such manner as to interfere unreasonably with the operation of the business of EWI.

Article VII

CONDITIONS TO OBLIGATIONS OF MHC

The obligations of MHC under this Agreement are, at the option of MHC, subject to the waiving by MHC or satisfaction, on or prior to the Closing Date, of the following conditions:

7.1 Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by EWI at or before the Closing Date shall have been duly complied with and performed.

7.2 Accuracy of Representations and Warranties; Other, Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

7.3 No Litigation. There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon EWI, or any of the officers or directors thereof, because of this consummation of the transactions contemplated by this Agreement.

7.4 EWI Shareholder Approval and Signatures: EWI shall provide signed approval of all its shareholders in the form of Schedule A attached hereto.

7.5 EWI Board Approval. The EWI Board of Directors shall approve and authorize this Agreement, the Share Exchange and the transactions contemplated therein.

7.6 Bell Mobility Contract. The EWI agreement with Bell Mobility and Sasktel does not have any change of control provisions or any other rights that would prevent MHC, through EWI, from obtaining the benefits of the Bell Mobility contract.

7.7 Tax Losses. On the Closing Date, EWI has tax loss carryforwards of at least CDN$2,000,000, subject to restrictions under the Income Tax Act (Canada) and the final disposition of any reassessments by the Canada Revenue Agency.

7.8 Liabilities. On the Closing Date, EWI, on a consolidated basis, has net total liabilities (liabilities minus accounts receivables), that do not exceed USD$217,276.32, and total liabilities include liabilities that are accrued, absolute, contingent or otherwise.

7.9 Due Diligence. MHC has completed its due diligence review of EWI and its subsidiaries to MHC's satisfaction as determined by MHC in its sole and absolute discretion.

Article VIII

CONDITIONS TO OBLIGATIONS OF SECURITYHOLDERS

The obligations of Securityholders under this Agreement are, at the option of Securityholders, subject to the waiving by Securityholders or satisfaction, on or prior to the Closing Date, of the following conditions:

8.1 Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by EWI on or before the Closing Date shall have been duly complied with and performed.

8.2 Accuracy of Representations and Warranties; Other Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

Article IX

CLOSING

9.1 Closing Date. The consummation of the exchange shall take place on or before May 19, 2005 (the "Closing Date"), 1:00 p.m., at the offices of Fraser and Company, 1200 - 999 West Hastings Street, Vancouver, B.C. V6C 2W2, or such other time or place as shall be mutually agreed upon by the parties to this Agreement.

9.2  MHC Closing Documents. On the Closing Date, MHC shall deliver, or cause to be delivered to EWI and the Securityholders the following:

    a certified copy of resolutions of the directors of MHC approving the execution and delivery of this Agreement and the performance of the transactions;

    the applicable corporate authorization of MHC approving the issuance of the MHC Shares;

    signed treasury order of MHC giving instructions to the Transfer Agent of MHC to issue MHC share certificate(s) registered in such name(s) and denominations provided by Securityholders (such share certificates will be issued and delivered no later than five (5) business days after the Closing Date); and

    a legal opinion in a form satisfactory to EWI and the Securityholders.

9.3 Securityholders/EWI Closing Documents. On the Closing Date, or by any other deadline set forth in this Agreement, Securityholders and EWI shall deliver, or cause to be delivered, to MHC the following:

    signed instrument of transfer in the form of Schedule "A" respecting transfer of the EWI Securities to MHC;

    a certified copy of resolutions of the directors of EWI authorizing the transfer of the EWI shares, the registration of the EWI shares in the name of MHC or a subsidiary of MHC and the issuance of share certificates representing the EWI shares in the name of MHC or its subsidiary;

    share certificate(s) representing the EWI shares in the name of MHC or its subsidiary, signed by the President of EWI;

    a certificate of the officer of EWI and the Principal Shareholder certifying that the representations and warranties of EWI in Article IV are true and correct as of the Closing Date and the disclosure of liabilities of EWI as of the Closing Date;

    a legal opinion in a form satisfactory to MHC, including any required opinion on the ownership of the Intellectual Property;

    duly signed resignations of Eric Cormier and Michael Grabham as directors and officers of EWI, and Maria Wong, Michael Grabham and Robert J. Macdonald as directors and officers of EWI Nevada;

    releases, in form and substance satisfactory to MHC, acting reasonably, executed by the Principal Shareholders, or any other Securityholders deemed necessary by MHC, in favour of EWI and MHC releasing EWI and MHC from all actions, causes of action, suits, proceedings, debts, dues, profits, expenses, contracts, damages, claims, demands and liabilities whatsoever, in law or equity, which the Principal Shareholders or the Securityholders ever had, now has, or may have against EWI and MHC for or by reason of any matter, cause or thing whatsoever done or omitted to be done by EWI and MHC up to the Closing, including the delivery of releases from certain debtholders set forth in Schedule "G" to be delivered within 10 days after the Closing;

    all other consents, waivers and authorizations required to complete the transactions contemplated by this Agreement as deemed necessary by MHC;

    all copies and original documentation related to the records, source code, manuals, disks, electronic copies of the Intellectual Property;

    all keys to the premises and offices of EWI and its subsidiaries; and

    the corporate minute books and all other books, files and records of EWI and the subsidiaries, including any corporate seals.

9.4 No Action by EWI. Between the date hereof and the Closing Date, MHC will take no actions, other than those reasonably required to consummate a closing, without the prior written consent of EWI.

9.5 Transactions in MHC Shares. The Securityholders shall agree that from the date of execution of this Agreement and until the first anniversary of the Closing Date, the Securityholders will not sell any equity security nor establish or increase a put equivalent position or liquidate or decrease a call equivalent position (as such terms are defined in Rule 16a-1 of the Securities Exchange Act of 1934) or enter into any hedging transaction with respect to MHC's capital stock, including without limitation, equity swaps, pre-paid forward contracts or zero cost collars. For greater certainty and notwithstanding the provisions of this section, the Securityholders are permitted to conduct transactions in their MHC Shares, if the shares have been registered pursuant to section 2.5 of this Agreement.

9.6 No Transfers to Third Party. From the date of this Agreement and until the Closing Date, the Securityholders will not transfer their EWI Securities to any third party.

9.7 No Shop Provision. From the date of this Agreement and until the Closing Date, EWI will not, directly or indirectly, through any officer, director, employee, affiliate or agent or otherwise, take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any third party regarding any acquisition of EWI, any merger or consolidation with or involving EWI, or any acquisition of any portion of the stock or assets of EWI (other than the sale of inventory in the ordinary course of business) (an "Acquisition Transaction"). Target agrees that any such negotiations (other than negotiations with MHC) in progress as of the date of this letter will be suspended during such period and that EWI will not accept or enter into any agreement, arrangement or understanding regarding any Acquisition Transaction during such period. If EWI or any of its officers, directors, employees, affiliates or agents receives any proposal for, or inquiry respecting, any third party Acquisition Transaction involving EWI, or any request for nonpublic information in connection with any such proposal or inquiry, EWI will promptly notify MHC, describing in detail the identity of the person making such proposal or inquiry and the terms and conditions of such proposal or inquiry.

9.8 Public Disclosure. Upon the execution of this Agreement, MHC may make a public announcement regarding the acquisition of EWI as required by applicable securities laws and regulations.

Article X

INDEMNIFICATION

10.1 Indemnification. Each of the parties, MHC on the one hand, EWI, the Principal Shareholder and Securityholders individually on the other hand, agree to indemnify and hold harmless the other against any and all damages, claims, losses, expenses, obligations and liabilities (including reasonable attorney's fees) resulting from or related to any breach of, or failure by each of the parties to perform any of their representations, warranties, covenants, conditions or agreements in this Agreement or in any schedule, certificate, exhibit or other document furnished, or to be furnished under this Agreement; and any representation or warranty of EWI, Principal Shareholder or Securityholders set forth in this Agreement or in the Schedules, being untrue or incorrect.

10.2 Claims of Indemnification. Any claim for indemnification pursuant to this Agreement, unless otherwise received by means of direct negotiation among the parties upon reasonable oral notification by the party seeking indemnification to all other parties, shall be made by writing of the nature and amount of the claim to the other.

Article XI

MISCELLANEOUS

11.1 Expenses. Each party, MHC, EWI or Securityholders, shall be liable for their own costs, including legal, accounting, and other such costs, incurred by each of them in the negotiation and closing of this transaction. EWI may incur a maximum of $5,000 in legal fees with respect to the completion of the transactions contemplated in this Agreement, which legal fees shall not include the legal fees of the Principal Shareholders or the Securityholders.

11.2 Liabilities. If the liabilities set forth in Schedule "G" are not paid within ten business days after the signing of this Agreement, all such liabilities, plus an additional 10% of the amount of the liability, will become due and payable immediately.

Article XII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

12.1 Survival. All statements contained in the Schedules, any Exhibit or other instrument delivered by or on behalf of the parties hereto or in connection with the transactions contemplated by this Agreement shall be deemed to be representations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive. Notwithstanding the foregoing, the representations and warranties of EWI, the Principal Shareholders and Securityholders shall survive for a period of three (3) years after the Closing Date; and, the representations and warranties of MHC shall survive until the Closing Date, except that representations and warranties of MHC relating to the MHC Shares shall survive until the third anniversary of the Closing Date.

Article XIII

GENERAL

13.1 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

13.2 Waiver. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed and extension of the time for performance of any other obligation or act.

13.3 Release and Discharge. Each Securityholder hereby remises, releases and forever discharges EWI, its directors, officers, employees and agents, and any such successors and assigns from all actions, causes of action, suits, proceedings, debts, dues, profits, expenses, contracts, damages, claims, demands and liabilities whatsoever, in law or equity, which the Securityholder ever had, now has, or may have against EWI for or by reason of any matter, cause or thing whatsoever done or omitted to be done by EWI up to the Closing Date.

13.4 Power of Attorney. By signing Schedule "A," Securityholder hereby irrevocably nominates, constitutes and appoints Michael Grabham with the full power of substitution; as the Securityholder's agent and lawful attorney to act on the Securityholder's behalf with the full power and authority in the Securityholder's name, place and stead to:

    execute any and all such documents as may be necessary to register and transfer Securityholder as a Securityholder of MHC;

    approve, ratify, consent and vote on any resolution, which Michael Grabham in his sole discretion shall, deem necessary, desirable or proper in order to give effect to the true intent of this Agreement; and

    further execute any and all such documents, which Michael Grabham in his sole discretion shall, deem necessary, desirable or proper in order to give effect to the true intent of this Agreement, including any amendments to this Agreement that Michael Grabham believes is in the best interest of the Securityholders.

13.5 Independent Advice. Each and every Securityholder agrees and acknowledges that neither Fraser and Company, Barristers and Solicitors, nor R. Michael Stunden & Associates, Business Lawyers, represent the Securityholder and agrees and acknowledges that each Securityholder has been so advised by EWI, and has had the opportunity to obtain independent legal, accounting, investment and tax advice prior to the execution and delivery of this Agreement, and in the event that Securityholder did not avail himself of that opportunity prior to signing this Agreement, such Securityholder did so voluntarily and without any undue pressure or influence and agrees that any failure to obtain independent legal, accounting, investment or tax advice shall not be used as a defence to the enforcement of Securityholder's obligations under this Agreement.

13.6 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon mailing thereof.

To:  Executive Wireless Inc.
2013 43rd Ave. E. No. C
Seattle, Washington 98112

cc:  Michael Stunden
R. Michael Stunden & Associates
404 - 2490 West 2nd Avenue
Vancouver, British Columbia V6K 1J6

To:  Most Home Corp.
Unit 1 - 11491 Kingston Street
Maple Ridge, BC V2X 0Y6

cc:  David W. Smalley
Fraser and Company
Suite 1200- 999 West Hastings Street
Vancouver, British Columbia V6C 2W2

Notice of change of address shall be given by written notice in the manner detailed in this subparagraph 13.6.

13.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

13.8 Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorney's fees, accounting fees, and other professional fees resulting therefrom.

13.9 Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

13.10 Further Assurances. Each of the parties will, on demand by another party, execute and deliver or cause to be executed and delivered all such further documents and instruments and do all such further acts and things as the other may either before or after closing reasonably require to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement and to assure the completion of the transactions contemplated hereby, whether before or after the Closing Date.

13.11 Time of Essence. The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and non-curable (but waivable) default under this Agreement by the party so failing to perform.

13.12 Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

13.13 Counterparts. This Agreement may be executed in any number of counterparts or by facsimile, each of which shall together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which shall together be deemed to be an original, notwithstanding that all of the parties are not signatory to the same counterpart or facsimile.

13.14 Governing Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the Province of British Columbia.

IN WITNESS WHEREOF, the parties hereto including those set forth in Schedule "A" have executed this Agreement effective as of and from the day first above here written.

Dated: June 13, 2005

MOST HOME CORP.

By: /s/ Ken Galpin
Ken Galpin, CEO and President

Dated: June 13, 2005

EXECUTIVE WIRELESS INC.

By: /s/ Michael Grabham
Michael Grabham, CEO and President

THE PRINCIPAL SHAREHODERS:

Dated: June 13, 2005

GOALGETTING INC.

By: /s/ Michael Grabham
Michael Grabham, President

/s/ Michael Grabham

Michael Grabham in his personal capacity

Schedule "A"

to Share Exchange Agreement dated April 28, 2005.

SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE 1933 ACT OR ARE EXEMPT FROM SUCH REGISTRATION. THESE SECRUITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITES ACT OF 1933, AS AMENDED.

I/We the undersigned security holder of Executive Wireless Inc., a federal Canada corporation ("EWI") being the beneficial owner and holder of the following securities of EWI:

  Common Shares -

  Stock Options -

  Other Securities - ___________ (describe) ________________________

(defined as the "EWI Securities"), hereby agree to exchange my EWI Securities representing _______ % of the fully diluted share capital of EWI for _________ common shares of Most Home Corp., a Nevada corporation, on the terms, conditions and consideration as fully described in the Share Exchange (the "Agreement"), a copy of which I/we confirm receipt and read.

I/We also confirm and acknowledge that I/we agree to section 13.4 of the Agreement, which gives power of attorney to Michael Grabham to act on my behalf with respect to closing the Agreement.

Dated:   May ______ , 2005
IF AN INDIVIDUAL	___________________________ Name of Securityholder
IF A CORPORATION	Name of Securityholder Per: Authorized Signatory

Schedule "B"

Intellectual Property

Technology Solution Claims

Executive Wireless has developed software and processes to enable custom applications running on mobile devices to access enterprise data as well as commercially available online databases via the mix of web and wireless technologies. In the data center, this capability is delivered by a proprietary web service technology identify as the Executive Wireless Server Engine©.

The EWI essentially extracts data from relational databases located locally or accessible remotely, encodes that data in XML, wraps it in a SOAP envelope and delivers it to a client application. In the office or field, the Executive Wireless solution received EWI-process data on wireless devices via standard wireless transmission protocols. These client applications, which are based on the thin client model, also provide standard business functions such as calculators. Designed around the need for data and support of business functions, this architecture comprised of web services, data manipulation and transfer, and thin client applications purports to improve speed of delivery, security, and ease of use, all to the benefit of increased productivity and streamlined business processes.

The integrated web and wireless technology of Executive Wireless has a number of components that define both the technical infrastructure of EWI and its products.

These critical components include:

Data Connector: This web service component provides the link between our mobile applications and the relevant database.

Data Converter: This component translates the data from a relational database or other structured data formats (e.g. spreadsheets) into formats that can be delivered to, and handled by multiple wireless devices.

Data Transport/Communication Protocols: The transmission of data is based on standard protocols such as HTTP and TCP/IP, with the communication/transport component handling the synchronization of data and the request and transport of the raw data. This component functions irrespective of the carrier network or the underlying data communications technology.

Application Software: The software applications developed by EWI, notably "Wireless Realty," provide an example of how best to present and manipulate client data within custom-designed applications on Windows-based wireless devices. These client applications are highly customizable and enable users to pull information from various databases with a single application, view and use the information in a manner best suited to the business needs of the user.

Technology Overview & Capabilities

The backbone of the Executive Wireless client-side applications is the eMbedded Visual Tools, which consist of Microsoft eMbedded Visual Basic® and Microsoft eMbedded Visual C++®, and the Pocket PC 2002 Software Development Kit (SDK). The server platform is currently deployed on Microsoft Windows 2000 Server running Microsoft SQL Server, Internet Information Server 5.0, and a Microsoft-based XML & SOAP protocol. Each of these technologies is briefly reviewed below.

Microsoft Embedded Visual Tools

Microsoft eMbedded Visual Tools is a software development kit that allows developers to build applications for Windows CE-based communication, entertainment, and information-access devices. Embedded Visual C/C++ allows developers to take advantage of a familiar development environment by building Windows CE applications using a stand-alone IDE designed for Windows CE-based handheld development; access Windows CE-specific documentation targeted for the platform SDKs; save time by using the Windows CE version of the Microsoft Foundation Classes (MFC) and the Active Template Library (ATL); build enterprise solutions with data-access capabilities through ActiveX Data Objects (ADO) for Windows CE, perform transactional processing via Microsoft Transaction Server (MTS); and achieve close integration with Windows CE operating system services.

Microsoft Pocket PC SDK

The Pocket PC SDK provides updated Pocket PC device emulators, more documentation, and all the necessary APIs and documentation to develop for the Pocket PC, Pocket PC 2002, and Pocket PC 2002 Phone Edition devices. These are, in addition to the usual SDK libraries, a set of include files as well as MFC and ATL resources.

Microsoft Compact Framework

The .NET Compact Framework is the smart device development platform for the Microsoft .NET. The Compact Framework brings the world of managed code and XML Web services to smart devices, and it enables the execution of secure, downloadable applications on devices such as personal digital assistants, mobile phones, and set-top boxes.

Microsoft Mobile Internet Toolkit

The Mobile Internet Toolkit is intended to extend the power of the Microsoft® .NET Framework and Microsoft Visual Studio® .NET to more quickly and reliably build mobile Web applications. The Microsoft Mobile Internet Toolkit contains server side technology that enables ASP.NET to deliver markup to a wide variety of mobile devices. These devices include WML and cHTML cell phones, HTML pagers, and PDAs such as the Pocket PC.

Microsoft Visual Studio .NET

Visual Studio .NET is enables developers to rapidly build Internet applications for any device and integrate with virtually any platform. It gives developers the tools they need to integrate solutions across operating systems and languages, to convert existing business logic into reusable XML Web services, and to encapsulate processes and making them available to applications on other platform. Using XML, Visual Studio .NET developers can create data-driven applications via built-in ADO.NET tools that support Microsoft SQL Server, Oracle, as well as other databases and XML-based data source. Visual Studio .NET also provides Mobile Internet features that enable developers to build a single mobile Web interface to support a broad range of devices, including WML 1.1 for WAP cell phones, compact HTML (cHTML) for i-mode phones, and HTML for Pocket PCs, Palm devices, and pagers.

XML & SOAP

XML is a language and set of specifications for defining, describing, and organizing data. Like HTML, XML is a set of tags and declarations. Rather than being concerned with formatting information on a page, XML focuses on providing information about the data itself and how it relates to other data. Some data types are universal (e.g. <First Name>) while other data types are industry or company-specific (e.g. <SKU>). XML allows all defined data types to be easily understood and used to create web sites and services optimized around both the data and the people using them. XML is particularly well-suited to classes of applications that can be divided into several broad categories:

Heterogeneous Databases: Applications that require the Web client to mediate between two or more heterogeneous databases.

Processing Load Distribution: Applications that attempt to distribute a significant proportion of the processing load from the Web server to the Web client

Different Data Views: Applications that require the Web client to present different views of the same data to different users.

Automation: Domains in which software applications tailor information discovery or delivery to the needs of individual users or groups of users.

SOAP provides a simple and lightweight mechanism for exchanging structured and typed information between peers in a decentralized, distributed environment using XML. SOAP does not itself define any application semantics such as a programming model or implementation specific semantics; rather it defines a simple mechanism for expressing application semantics by providing a modular packaging model and encoding mechanisms for encoding data within modules. This allows SOAP to be used in a large variety of systems ranging from messaging systems to RPC. SOAP consists of three essential parts:

Envelope: The SOAP envelope construct defines an overall framework for expressing what is in a message; who should deal with it, and whether it is optional or mandatory.

Serialization: The SOAP encoding rules defines a serialization mechanism that can be used to exchange instances of application-defined datatypes.

Remote Procedure Calls: The SOAP RPC representation defines a convention that can be used to represent remote procedure calls and responses.

Trademark Information

EWI has applied for registration of the trademark "Wireless Realty Its About Time" in both the United States and Canada.

The application number for the Canadian trademark is 1,197,318. The application was filed on November 12, 2003. The application is being processed by Fasken Martineau for and on behalf of EWI.

Developers Relevant to Disclosure is Section 9.11 (g)

Stephan Onofrei

Laurentui Nitu

Alex Siminiuc

Leonard Dragomir

A statement of the current intentions of EWI with respect to the future development of Intellectual Property under Section 4.11(b)(iv)

A statement of the material risks associated with the Intellectual Property under Section 4.11(c)

None.

Persons to be identified under section 4.11(h)

Stephan Onofrei

Laurentui Nitu

Alex Siminiuc

Leonard Dragomir

Disclosure under section 4.11(k)

Illuminated Technologies

The United Kingdom Building
Suite 855 - 409 Granville Street
Vancouver, BC
V6C 1T2

Schedule "C"

Equipment
SEATTLE OFFICE Physical Asset listing
Item	Quantity	Cost	Sale Price	Estimate Value
Office chairs	8	$100	$50	$400
Desks (no drawers)	6	$75	$50	$300
Desks ( drawers)	2	$75	$50	$100
Refrigerator	1	$0	$75	$75
toaster	1	$10	$0	$0
Microwave	1	$10	$5	$5
File cabinet Horizontal (3 drawer)	1	$75	$50	$50
Storage cabinet	1	$75	$50	$50
smsll whiteboard	1	$25	$10	$10
Large whiteboard	1	$100	$50	$50
round table w/3 chairs	1	$0		$0
trashcan	8	$10	$0	$0
Banner stands	2	$700	$250	$500
Misc cabinets	3	$0	$0	$0
stero w/2 speakers	1	$100	$25	$25
Sanyo projector	1	$1,000	$500	$500
fans	2	$25	$10	$20
Copier Sharp AL 1641cs	1	$200	$50	$50
HP all in one officejet 6110	1	$250	$75	$75
Printer Brother HL 5040	1	$200	$50	$50
FaxBrother Intellifax 775	1	$50	$20	$20
Monitors flat panel 15in	1	$200	$100	$100
Monitors flat panel 17in	1	$500	$200	$200
Monitors CRT (3 Dell, 2 viewsonic)	5	$75	$35	$175
Dell Desktop computer	3	$800	$250	$750
Laptop computer	2	$1,200	$600	$1,200
Phone system w/voicemail	1	$500	$500	$500
handsets	9	$125	$0	$0
Leather cases for Treo 600/650	64	$12	$0	$0

Wireless Devices
ATT PPC 4100	4	$200	$200	$800
Treo 6000 Sprint	1	$400	$400	$400
PPC phone T mobile	2	$99	$99	$198
Thera bell mobility	1	$0	$0	$0
Samsun I700 Verizon	2	$499	$499	$998
Wireless Headsets Jabra Freespeak 250 (new)	37	$52	$52	$1,924
car charger for 6200 series RIM (new)	23	$15	$15	$334
AT&T BlackBerry 7290 (new)	1	$250	$250	$250
AT&T Treo 600	1	$200	$200	$200
Verizon BBerry 6750	3	$75	$75	$225
AT&T Siemens Pocket PC 2002	2	$100	$100	$200
T-Mobile Pocket PC 2003	2	100	100	$200
				$10,934

OFFICE INVENTORY - VANCOUVER

Item	Description	Quantity	Status	Cost to maintain
Projector	Projector	1	New
	Total	1
Tables	Round glass table with 4 chairs	1	Near New
	Round gray table	1	Used
	Small, cream coloured square table	1	Very Used
	Gray, rectangular table	1	Used
	Total	4
Desks	L-Shaped Desks	4	Used
	Standard Desks	4	Used
	Standard Desks	2	Junk
	Total	10
Chairs	Visitor Chairs	14	Very Used
	Desk Chairs	10	Used
	Total	24
Bookshelf	Large, black, 7 shelves	1	Junk
	Medium, gray, 3 shelves	1	Very Used
	Large, black, 5 shelves	1	Used
	Medium, brown, 3 shelves	1	Very Used
	Medium, wide, black, 2 shelves	1	Used
	Total	5
Paper Shredder	Paper Shredder	1	Used
	Total	1
Filing Cabinet	Small, gray, 2 drawer	1	Used
	Medium, gray, 5 drawer, lateral	1	Junk
	Small, black, 2 drawer	1	Junk
	Medium, mahogany, 2 drawer	1	Junk
	Large, gray, 5 shelf cabinet	1	Used
	Total	5
CPU	ATIC PC (Admin)	1	Very Used
	ACT PC (Support)	1	Used
	RedHat (Print Center)	1	Used
	LG (Development)	1	Used
	Sun (Development)	1	Used
	ATIC (Development)	1	Very Used
	Top Tech PC (Marketing)	1	Used
	Top Tech "Dragon" (Development)	1	Used
	ATIC (Development)	1	Used
	Total	9
Laptop	Dell Laptop (Marketing & Accounting)	2	Used
	Total	2
Monitor	12 1/2 - 15" Colour Monitor	9	Very Used
	12 1/2 " Colour Monitor	2	Junk
	Total	11
Firewall	Sonicwall Pro 230	1	Used
	Total	1
Hubs	Hub	1	Used
	Hub	6	Junk
	Wireless Hub	1	Used
	Total	8
Network Adapter	Printer Network Adapter	1	Used
	Total	1
Servers	Sun 420R (No login info)	1	Used
	Servers	3	Used
	Total	4
UPS	UPS	4	Used
	Total	4
Keyboard & Mouse Switcher	Keyboard & mouse switcher (for PCs)	2	Used
	Extended Keyboard & mouse switcher (for servers)	1	Used
	Total	3
USB Divider/Hub	USB Divider/Hub	2	Used
	Total	2
Microwave	Danby Microwave	1	Used
	Total	1
Fridge	Danby Fridge	1	Very Used
	Total	1
Printer	Fax-Printer (HP 6110 All-in-One)	1
	Laser Printer (Brother HL 1230)	1
	Total	2
Keyboard	Keyboard	9	Used
	Total	9
Speakers	Speakers	5	Used
	Total	5
Mouse	Wireless Mouse	1	Used
	Mouse	10	Used
	Total	11
Calculator	Basic Calculator	3	Used
	Tape Calculator	1	Used
	Total	4
Devices	Rogers BlackBerry 7280, Colour	1	Used	$60 Data Only, 25MB
	Rogers BlackBerry 7280, Black and White	1	Used	$40 Data Only, 1MB
	Rogers Palm Treo 600	1	Used	$40 Data Only, 7MB
	Bell Audiovox 5050 PPC	1	Used	Demo Data Line
	RogersSiemens SX 56	1	Used	No Data Plan Assigned
	Rogers Palm Tungsten W	2	Very Used	No Data Plan Assigned
	Rogers BlackBerry 7750	1	Very Used	No Data Plan Assigned
	Rogers Nokia 3595	1	Very Used	No Data Plan Assigned
	Compaq IPAQ 3850	1	Very Used	No Data Plan Assigned
	Telus LG Phone	1	Very Used	No Data Plan Assigned
	Total	11

OFFICE INVENTORY - OTTAWA

Item	Description	Quantity	Status	Cost to maintain
Laptop	Dell Laptop	1	Used
	Total	1
Devices	Telus Samsung i700	1	Used	No Data Plan Assigned
	Rogers Palm Treo 600	1	Used	$25, 200 Minutes & $40. 7MB Data Plan
	Rogers Siemens SX56	1	Used	$25 Data Only, 3MB
	T-Mobile PPC	1	Used	No Data Plan Assigned
	Total	4

OFFICE INVENTORY - TORONTO

Item	Description	Quanity	Status	Cost to maintain
Laptop	Dell Laptop	1	Used
	Total	1
Projector	Projector	1	New
	Total	1
Devices	Rogers Palm Treo 600	1	Used	$40 Data Only, 7MB
	Rogers BlackBerry 7280	1	Used	$40 Data Only, 1MB
	Total	2

Schedule "D"

Leases

Rental agreement Seattle Office (ends Nov 30 2005)

Schedule "E"

Material Contracts

Contracts With Real Estate Boards Respecting Accessing MLS Data

  Vancouver/Fraser Valley
  Calgary/Edmonton
  Winnipeg
  Ottawa
  Toronto
  Hamilton/Burlington
  RE Info (San Jose)
  Bay Area Real Estate Information Services (BAREIS MLS, Northern California)
  Metrolist (Denver)

Other Real estate related contracts

  Windermere (access to Seattle MLS)
  Interealty Corp. (Distribution agreement)
  Bell Mobility R & D Agreement
  Cellwand Development Agreement

Mobility Contracts

  Venicom (T Mobile activations)
  Cingular/ATT (Cingular and old ATT activations)
  Trio Teknologies (Sprint and Nextel activations)
  Research in Motion (Integrator and alliance)
  9g communications (Old T Mobile)
  Good Technology (Reseller agreement)
  Mobilehaven (reseller partner Seattle

Additional Contracts

  Netsuite Accounting/Business Suite (annual license)

Schedule "F"

Employees

Past Software Developers

Stephan Onofrei

Laurentui Nitu

Alex Siminiuc

Employees

Sandy Choi Marketing Coordinator

Leonard Dragomir CTO

Lisa Gaetz VP Marketing

Michael Grabham CEO

Don Neville Manager Customer Service

Tim Tompt VP Mobility

Contractors

Joy Ang Accountant

Chris Chan Lead Developer

Eric Cormier CFO

Schedule "G"

Liabilities

US Dollar Liabilities (in USD$):
Payee(s):	Description	Amount
Tim Tompt, Michael Grabham	Payroll - May 1st & 15th	$13,960
Mike Grabham	Accured Vacation	$7,061
Teresa Cartright	Miscellaneous	$516
Mike Grabham	Expenses	$10,220
Bankone	Credit Card	$15,590
MBNA	Credit Card	$15,169
	Total	$62,516

Canadian Dollar Liabilities (in CDN$):

Payee(s):	Description	Amount
Maddonald Development Corporation		$12,000
Macdonald Commercial		$22,500
Lisa Gaetz; Don Neville; Sandy Choi; Leonard Dragomir	Payroll - May 1st & 15th	$19,011
Lisa Gaetz; Don Neville; Sandy Choi; Leonard Dragomir	Accured Vacation	$6,890
Eric Cormier (Visa)	Credit Card	$8,228
	Total	$68,629

Schedule "H"

EWI Indebtedness to Securityholders

EWI is indebted to Securityholders in the amount not to exceed a total of USD$33,440 (Macdonald Development Corporation CDN$12,000; Eric Cormier CDN$17,025.31; Michael Grabham USD$10,220.51) No further indebtedness exist to any other Securityholders, directors, officers, or employees of EWI and its subsidiary or any affiliate or associate of any of them, on any account whatsoever.

Schedule "I"

Encumbrances

Nil

ACKNOWLEDGEMENT OF AMENDMENT
TO THE SHARE EXCHANGE AGREEMENT

Re: Share Exchange Agreement (the "Agreement") by and among Most Home Corp. (the "MHC"), Executive Wireless Inc. ("EWI"), Goalgetting Inc. and Michael Grabham - Amendment to Section 9.1 of the Agreement

We hereby agree to delete Section 9.1 of the Agreement and replace it with the following:

" Closing Date. The consummation of the exchange shall take place on or before June 13, 2005 (the "Closing Date"), 10:30 a.m., at the offices of Fraser and Company, 1200 - 999 West Hastings Street, Vancouver, B.C. V6C 2W2, or such other time or place as shall be mutually agreed upon by the parties to this Agreement."

IN WITNESS WHEREOF, we have executed this amendment agreement effective on the 13th day of June, 2005.
EXECUTIVE WIRELESS INC. Per: /s/ Michael Grabham MICHAEL GRABHAM, PRESIDENT	GOALGETTING INC. Per: /s/ Michael Grabham MICHAEL GRABHAM
/s/ Michael Grabham MICHAEL GRABHAM	/s/ Michael Grabham MICHAEL GRABHAM as Power of Attorney to the Shareholders of EWI
MOST HOME CORP. Per: /s/ Scott Munro SCOTT MUNRO

ACKNOWLEDGEMENT OF AMENDMENT
TO THE SHARE EXCHANGE AGREEMENT

Re: Share Exchange Agreement (the "Agreement") by and among Most Home Corp. (the "MHC"), Executive Wireless Inc. ("EWI"), Goalgetting Inc. and Michael Grabham - Amendment to Section 9.3(g) of the Agreement

We hereby agree to delete the following last clause of Section 9.3(g) of the Agreement

"including the delivery of releases from certain debtholders set forth in Schedule "G" to be delivered within 10 days after the Closing;"

and replace it with the following:

"including the delivery of releases from certain debtholders set forth in Schedule "G" to be delivered by the debtholders to MHC at the same time when the cheques are presented to the debtholders either at the offices of MHC or the offices of the lawyers of MHC."

IN WITNESS WHEREOF, we have executed this amendment agreement effective on the 13th day of June, 2005.
EXECUTIVE WIRELESS INC. Per: /s/ Michael Grabham MICHAEL GRABHAM, PRESIDENT	GOALGETTING INC. Per: /s/ Michael Grabham MICHAEL GRABHAM
/s/ Michael Grabham MICHAEL GRABHAM	/s/ Michael Grabham MICHAEL GRABHAM as Power of Attorney to the Shareholders of EWI
MOST HOME CORP. Per: /s/ Scott Munro SCOTT MUNRO

AMENDMENT TO SHARE EXCHANGE AGREEMENT

Re: Share Exchange Agreement (the "Agreement") by and among Most Home Corp., Executive Wireless Inc. ("EWI"), Goalgetting Inc., the Securityholders of EWI and Michael Grabham and dated as of April 28, 2005 - Amendment to Section 11.2 of the Agreement

1. We hereby agree to amend the Agreement by deleting Section 11.2 of the Agreement and replacing it with the following:

"If the liabilities set forth in Schedule "G" are not paid within thirty (30) days after the Closing Date, any remaining liabilities, plus an additional 10% of the amount of the liability, will become due and payable immediately."

2. Any capitalized terms used in this Amendment Agreement and not otherwise defined herein shall have the meanings attached to them in the Agreement.

IN WITNESS WHEREOF, we have executed this Amendment Agreement effective on the 13th day of June, 2005.

EXECUTIVE WIRELESS INC. Per: /s/ Michael Grabham MICHAEL GRABHAM, PRESIDENT	GOALGETTING INC. Per: /s/ Michael Grabham MICHAEL GRABHAM
/s/ Michael Grabham MICHAEL GRABHAM	/s/ Michael Grabham MICHAEL GRABHAM as Power of Attorney to the Shareholders of EWI
MOST HOME CORP. Per: /s/ Scott Munro SCOTT MUNRO

ACKNOWLEDGEMENT OF AMENDMENT
TO THE SHARE EXCHANGE AGREEMENT

Re: Share Exchange Agreement (the "Agreement") by and among Most Home Corp. (the "MHC"), Executive Wireless Inc. ("EWI"), Goalgetting Inc. and Michael Grabham - Amendment to Schedules "G" and "H"

We hereby acknowledge and agree to the amendments to the Agreement for Schedule "G" and "H" attached hereto.

IN WITNESS WHEREOF, we have executed this certificate effective on the 13th day of June, 2005.
EXECUTIVE WIRELESS INC. Per: /s/ Michael Grabham MICHAEL GRABHAM, PRESIDENT	GOALGETTING INC. Per: /s/ Michael Grabham MICHAEL GRABHAM
/s/ Michael Grabham MICHAEL GRABHAM	/s/ Michael Grabham MICHAEL GRABHAM as Power of Attorney to the Shareholders of EWI
MOST HOME CORP. Per: /s/ Scott Munro SCOTT MUNRO

Schedule "G"

Liabilities

Section A:

The following amounts will be paid upon closing:

US Dollar Liabilities (in USD$):
Payee(s):	Description	Amount
Tim Tompt, Michael Grabham	payroll May 31	$7,127.25
Tim Tompt, Michael Grabham	payroll June 13	$5,701.80
		$12,828.25

Canadian Dollar Liabilities (in CDN$):
Payee(s):	Description	Amount
Macdonald Development		$12,000.00
Macdonald Commercial		$25,000.00*
		$37,000.00

*plus 4 post-dated cheques for $2,500 each commencing July 5, 2005.

Section B:

The following amounts will be paid within 30 days of closing:

US Dollar Liabilities (in USD$):

Payee(s):	Description	Amount
Mike Grabham	expenses	10,793.29
Bankone		15,608.00
MBNA		15,155.00
		$41,566.29

Canadian Dollar Liabilities (in CDN$):
Payee(s):	Description	Amount
Lisa Gaetz	Payroll and vacation to May 31	$6,974.53
Sandy Choi	Payroll and vacation to May 31	1,776.92
Leonard Dragomir	Payroll and vacation to May 31	5,540.00
Eric Cormier	Visa and services	17,025.31
		$32,437.19

Schedule "H"

EWI Indebtedness to Securityholders

EWI is indebted to Securityholders in the amount not to exceed a total of USD$32,750 (Macdonald Development Corporation CDN$12,000; Eric Cormier USD$13,000*; and Michael Grabham USD$10,793.29). No further indebtedness exist to any other Securityholders, directors, officers, or employees of EWI and its subsidiary or any affiliate or associate of any of them, on any account whatsoever.

* USD$5,000 of which, agreed by the payee, to be settled in exchange for Most Home stock; the number of shares issued to be based on the closing price of Most Home shares on June 7, 2005.